Exhibit 10.11
SEVERANCE AGREEMENT
THIS SEVERANCE AGREEMENT (this “Agreement”), dated as of December 15, 2020, is made and entered into by and between Materion Corporation, an Ohio corporation (the “Company”), and Shelly Chadwick (the “Executive”).
WITNESSETH:
WHEREAS, the Executive is an executive of the Company and is expected to make major contributions to the growth and financial strength of the Company; and
WHEREAS, the Company desires to provide additional inducement for the Executive to continue to remain in the employ of the Company by providing certain severance benefits in the event of the Executive’s termination by the Company; and
WHEREAS, the Company recognizes that the possibility of a Change in Control (as defined below) exists and that such possibility, and the uncertainty it may create among management, may result in the distraction or departure of management personnel, to the detriment of the Company and its shareholders; and
WHEREAS, the Company desires to assure itself of the continuity of management and desires to establish certain minimum severance benefits for certain of its executives, including the Executive, applicable in the event of a Change in Control; and
WHEREAS, the Company wishes to ensure that its executives are not unduly distracted by the circumstances attendant to the possibility of a Change in Control and to encourage the continued attention and dedication of such executives, including the Executive, to their assigned duties with the Company; and
WHEREAS, the Company and the Executive desire for this Agreement to take into account certain changes in the Company’s compensation and employee benefit programs.
NOW, THEREFORE, the Company and the Executive agree as follows:
1.     Certain Defined Terms. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:
(a)    “Affiliate” means with respect to any Person, any holder of more than 10% of the outstanding shares or equity interests of such Person or any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the “controlled” Person, whether through ownership of voting securities, by contract or otherwise.
(b)    “Base Pay” means the Executive’s annual base salary rate as in effect from time to time.
(c)    “Board” means the Board of Directors of the Company.
(d)    “Cause” means that the Executive shall have:
(i)    been convicted of a criminal violation involving fraud, embezzlement, theft or violation of federal antitrust statutes or federal securities laws in connection with his duties or in the course of his employment with the Company or any Affiliate of the Company;
(ii)    committed intentional wrongful damage to property of the Company or any Affiliate of the Company;
(iii)    committed intentional wrongful disclosure of secret processes or confidential information of the Company or any Affiliate of the Company; or
(iv)    intentionally engaged in any activity in violation of Section 8;
and any such act shall have been demonstrably and materially harmful to the Company. For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed “intentional” if it was due primarily to an error in judgment or negligence, but shall be deemed “intentional” only if done or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for “Cause” hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive’s counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Executive had committed an act constituting “Cause” as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Executive or his beneficiaries to contest the validity or propriety of any such determination.
(e)    “Change in Control” means
(i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own (X) 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) without the approval of the Incumbent Board as defined in (ii) below or (Y) 35% or more of the Outstanding Voting Securities of the Company with the approval of the Incumbent Board; provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (ii), below), (B) any acquisition by the Company or a subsidiary of the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any Person pursuant to a transaction described in clauses (A), (B) and (C) of subsection (iii) below, or (E) any acquisition by, or other Business Combination (as defined in (iii) below) with, a person or group of which employees of the Company or any subsidiary of the Company control a greater than 25% interest (a “MBO”) but only if the Executive is one of those employees of the Company or any subsidiary of the Company that are participating in the MBO; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 30% or 35%, as the case may be, as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 30% or 35% or more, as the case may be, of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d3 promulgated under the Exchange Act) of 30% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meanings of Rule 13d3 promulgated under the Exchange Act) less than 30% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition; or
(ii)    individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) (as modified by this clause (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)    the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction (a “Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the ultimate beneficial owners of voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly 30% or more, if such Business Combination is approved by the Incumbent Board or 35% or more, if such Business Combination is not approved by the Incumbent Board, of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)    approval by the shareholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination described in clauses (A), (B) and (C) of subsection (iii), above.
(f)    “Change in Control Severance Period” means the period of time commencing on the date of the first occurrence of a Change in Control and continuing until the earlier of (i) the second anniversary of the occurrence of the Change in Control, or (ii) the Executive’s death; provided, however, that commencing on each anniversary of the Change in Control, the Change in Control Severance Period will automatically be extended for an additional year unless, not later than 90 calendar days prior to such anniversary date, either the Company or the Executive shall have given written notice to the other that the Change in Control Severance Period is not to be so extended.
(g)    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
(h)    “Employee Benefits” means the benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which Executive is entitled to participate, including without limitation any stock purchase, savings, pension, supplemental executive retirement, or other retirement income or welfare benefit, deferred compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company or an Affiliate of the Company), disability, expense reimbursement and other employee benefit policies, plans, programs or arrangements.
(i)    “Incentive Pay” means the annual bonus, incentive or other payment of compensation under the Management Incentive Plan or, if such Management Incentive Plan is no longer in effect, the annual bonus, incentive or other payment of compensation in addition to Base Pay, made or to be made in regard to services rendered in any year or other period pursuant to any bonus, incentive, profit-sharing, performance, discretionary pay or similar agreement, policy, plan, program or arrangement (whether or not funded) of the Company or an Affiliate of the Company, or any successor thereto.
(j)    “Subsidiary” means an entity in which the Company directly or indirectly beneficially owns 50% or more of the Outstanding Company Voting Securities.
(k)    “Term” means the period commencing as of the date hereof and expiring on the close of business on December 31, 2022; provided, however, that (i) commencing on January 1, 2023 and each January 1 thereafter, the Term will automatically be extended for an additional year unless, not later than September 30 of the immediately preceding year, the Company or the Executive shall have given notice that it or the Executive, as the case may be, does not wish to have the Term extended; (ii) if a Change in Control occurs during the Term, the Term shall expire and this Agreement will terminate at the expiration of the Change in Control Severance Period; and (iii) subject to the last sentence of Section 9, if, prior to a Change in Control, the Executive ceases for any reason to be an employee of the Company and any Affiliate of the Company, thereupon without further action the Term shall be deemed to have expired and this Agreement will immediately terminate and be of no further effect. For purposes of this Section 1(k), the Executive shall not be deemed to have ceased to be an employee of the Company and any Affiliate of the Company by reason of the transfer of Executive’s employment between the Company and any Affiliate of the Company, or among any Affiliates of the Company.
(l)    “Termination Date” means the date on which the Executive’s employment is terminated (the effective date of which shall be the date of termination, or such other date that may be specified by the Executive if the termination is pursuant to Section 2(b) or 3(b)), provided that in each case such date constitutes a “separation from service,” as defined for purposes of Section 409A of the Code.
2.     Termination Following a Change in Control.
(a)    In the event of the occurrence of a Change in Control during the Term, the Executive’s employment may be terminated by the Company or an Affiliate of the Company during the Change in Control Severance Period and the Executive shall be entitled to the benefits provided by Section 4(a) unless such termination is the result of the occurrence of one or more of the following events:
(i)    The Executive’s death;

(ii)    If the Executive becomes permanently disabled within the meaning of, and begins actually to receive disability benefits pursuant to, the long-term disability plan in effect for, or applicable to, Executive immediately prior to the Change in Control; or
(iii)    Cause.
(b)    In the event of the occurrence of a Change in Control during the Term, the Executive may terminate employment with the Company and any Affiliate of the Company during the Change in Control Severance Period with the right to severance compensation as provided in Section 4(a) upon the occurrence of one or more of the following events (regardless of whether any other reason, other than Cause as hereinabove provided, for such termination exists or has occurred, including, without limitation, other employment):
(i)    Failure to elect or reelect or otherwise to maintain the Executive in the office or the position, or a substantially equivalent or better office or position, of or with the Company and/or an Affiliate of the Company (or any successor thereto by operation of law or otherwise), as the case may be, which the Executive held immediately prior to a Change in Control, or the removal of the Executive as a Director of the Company and/or an Affiliate of the Company (or any successor thereto) if the Executive shall have been a Director of the Company and/or an Affiliate of the Company immediately prior to the Change in Control;
(ii)    (A) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company and any Affiliate of the Company which the Executive held immediately prior to the Change in Control, (B) a reduction in the aggregate of the Executive’s Base Pay and Incentive Pay opportunity received from the Company and any Affiliate of the Company, or (C) the termination or denial of the Executive’s rights to Employee Benefits or any long-term, stock option, performance share, performance unit, or similar equity or equity-based award opportunity or a reduction in the scope or value thereof, any of which is not remedied by the Company within 10 calendar days after receipt by the Company of written notice from the Executive of such change, reduction or termination, as the case may be;
(iii)    The liquidation, dissolution, merger, consolidation or reorganization of the Company or the transfer of all or substantially all of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of its business and/or assets have been transferred (by operation of law or otherwise) assumed all duties and obligations of the Company under this Agreement pursuant to Section 11(a);
(iv)    The Company relocates its principal executive offices (if such offices are the principal location of Executive’s work), or requires the Executive to have his principal location of work changed, to any location that, in either case, is in excess of 50 miles from the location thereof immediately prior to the Change in Control, or requires the Executive to travel away from his office in the course of discharging his responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of Executive in any of the three full years immediately prior to the Change in Control without, in either case, his prior written consent; or
(v)    Without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor thereto which is not remedied by the Company within 10 calendar days after receipt by the Company of written notice from the Executive of such breach.
(c)    A termination by the Company pursuant to Section 2(a) or by the Executive pursuant to Section 2(b) will not affect any rights that the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company or an Affiliate of the Company providing Employee Benefits or covering long-term or equity (or equity-based) awards (except as provided in Section 4(a) and Annex A), which rights shall be governed by the terms thereof.
3.     Involuntary Termination.
(a)    In the event that the Executive’s employment terminates other than during the Change in Control Severance Period, the Executive shall be entitled to the benefits provided by Section 4(b) unless such termination is the result of the occurrence of one or more of the following events:
(i)    The Executive’s death;
(ii)    If the Executive becomes permanently disabled within the meaning of, and begins actually to receive disability benefits pursuant to, the long-term disability plan in effect for, or applicable to, Executive immediately prior to his Termination Date;
(iii)    A termination of Executive’s employment by the Company or any Affiliate of the Company for Cause; or
(iv)    A termination of Executive’s employment by the Executive for any reason other than as provided in Section 3(b) below.
(b)    Notwithstanding the foregoing, the Executive may terminate employment with the Company and any Affiliate of the Company with the right to severance compensation as provided in Section 4(b) upon the occurrence of one or more of the following events (regardless of whether any other reason, other than Cause as hereinabove provided, for such termination exists or has occurred, including without limitation other employment):
(i)    Failure to elect or reelect or otherwise to maintain the Executive in the office or the position, or a substantially equivalent or better office or position, of or with the Company and/or an Affiliate of the Company (or any successor thereto by operation of law or otherwise), as the case may be, which the Executive holds as of the commencement of your employment or the removal of the Executive as a Director of the

Company and/or an Affiliate of the Company (or any successor thereto) if the Executive is elected or appointed as a Director of the Company and/or an Affiliate of the Company;
(ii)    (A) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company and any Affiliate of the Company which the Executive holds as of the commencement of your employment, (B) a reduction in the aggregate of the Executive’s Base Pay and Incentive Pay opportunity received from the Company and any Affiliate of the Company, provided however, that such a reduction in the aggregate of the Executive’s Base Pay, Incentive Pay and long-term equity opportunity is not part of a general reduction in executive officer compensation opportunity, or (C) the termination or denial of the Executive’s rights to Employee Benefits or any long-term, stock option, performance share, performance unit, or similar equity or equity-based award opportunity or a reduction in the scope or value thereof;
(iii)    The liquidation, dissolution, merger, consolidation or reorganization of the Company or the transfer of all or substantially all of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of its business and/or assets have been transferred (by operation of law or otherwise) assumed all duties and obligations of the Company under this Agreement pursuant to Section 11(a);
(iv)     Receipt of notice from the Company or its successor not to extend the Term; or
(v)    Without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor thereto.
The Executive will only have the right to receive the severance benefits set forth in Section 4(b) if, upon the occurrence of any of the events set forth in this Section 3(b), the Executive provides the Company with written notice of the occurrence of such event within 90 calendar days after the Executive has knowledge of such occurrence, the Company fails to remedy the event within 30 calendar days after receipt by the Company of such written notice from the Executive, and the Executive terminates his employment with the Company and any Affiliate of the Company within 60 calendar days following the expiration of such 30-day cure period.
(c)    A termination by the Company pursuant to Section 3(a) or by the Executive pursuant to Section 3(b) will not affect any rights that the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company or an Affiliate of the Company providing Employee Benefits or covering long-term or equity (or equity-based) awards (except as provided in Section 4(b) and Annex B), which rights shall be governed by the terms thereof.
4.     Severance Compensation.

(a)    If, following the occurrence of a Change in Control during the Term, the Company or an Affiliate of the Company terminates the Executive’s employment during the Change in Control Severance Period other than pursuant to Section 2(a)(i), 2(a)(ii) or 2(a)(iii), or if the Executive terminates his employment pursuant to Section 2(b) (if Section 2(b) is operative), then, provided the Executive signs, returns and does not revoke a release of claims in a form provided by the Company within 30 days after his Termination Date, the Company (subject to Section 4(e)) will pay to the Executive the lump sum payment amounts described in Annex A on the 30th day after the Termination Date (the “Payment Date”) and will continue to provide to the Executive the benefits described in Annex A for the periods described therein. There shall be no duplication of amounts paid or benefits provided under this Agreement and long-term or equity (or equity-based) awards.
(b)    If the Company or an Affiliate of the Company terminates the Executive’s employment other than during the Change in Control Severance Period and other than pursuant to Section 3(a)(i), 3(a)(ii), 3(a)(iii) or 3(a)(iv), or if the Executive terminates his employment pursuant to Section 3(b), then, provided the Executive signs, returns and does not revoke a release of claims in a form provided by the Company within 30 days after his Termination Date, the Company (subject to Section 4(e)) will pay to the Executive the lump sum payment amounts described in Annex B on the Payment Date (or such other date as specified in Annex B) and will continue to provide to the Executive the benefits described in Annex B for the periods described therein. In no event shall the Executive be entitled to the amounts described in both Annex A and Annex B, and there shall be no other duplication of benefits payable pursuant to this Agreement.
(c)    Notwithstanding any provision of this Agreement to the contrary, the parties’ respective rights and obligations under this Section 4 and under Sections 5, 7, 8, 9 and 13 will survive any termination or expiration of this Agreement or the termination of the Executive’s employment following a Change in Control for any reason whatsoever.
(d)    Unless otherwise expressly provided by the applicable plan, program or agreement, after the occurrence of a Change in Control during the Term, the Company shall pay in cash to the Executive a lump sum amount equal to the value of any annual bonus (including, without limitation, incentive-based annual cash bonuses and performance units, but not including any long-term or equity-based compensation or compensation provided under a qualified plan) earned or accrued with respect to the Executive’s service during the performance period or periods that includes the date on which the Change in Control occurred, disregarding any applicable vesting requirements; provided that such amount shall be calculated at the plan target or payout rate, but prorated to base payment only on the portion of the Executive’s service that had elapsed during the applicable performance period. Such payment shall take into account service rendered through the Termination Date. To the extent such payment is exempt under Section 409A of the Code, it shall be made on the Payment Date. To the extent such payment constitutes “deferred compensation” under Section 409A of the Code, it shall be made at the same time it would have been made in the absence of the Change in Control.
(e)    Notwithstanding the foregoing provisions of this Section 4, Annex A and Annex B, if the Executive is a “specified employee,” determined pursuant to procedures adopted by the

Company in compliance with Section 409A of the Code, on his Termination Date, amounts that would otherwise be payable pursuant to this Agreement that are nonexempt nonqualified deferred compensation under Section 409A of the Code during the six-month period immediately following the Executive’s Termination Date (the “Delayed Payments”) and benefits that would otherwise be provided pursuant to this Agreement (the “Delayed Benefits”) during the six-month period immediately following the Executive’s Termination Date (such period, the “Delay Period”) will instead be paid or made available on the earlier of (i) the first business day of the seventh month after Executive’s Termination Date, or (ii) the Executive’s death (the applicable date, the “Permissible Payment Date”).
(f)    Each payment to be made to the Executive under the provisions of this Section 4, Annex A and Annex B shall be considered to be a separate payment and not one of a series of payments for purposes of Section 409A of the Code. Further, coverages provided during one taxable year shall not affect the degree to which coverages will be provided in any other taxable year.
5.     Limitation on Payments and Benefits. If any amount or benefit to be paid or provided under this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, performance share, performance unit, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing would be an “Excess Parachute Payment” within the meaning of Section 280G of the Code (or any successor provision thereto), but for the application of this sentence, then the payments and benefits to be paid or provided under this Agreement or otherwise shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payments and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by a comparable provision of state law, and any applicable federal, state and local income taxes (“Excise Tax”)). The determination of whether any reduction in such payments or benefits to be provided under this Agreement or otherwise is required pursuant to the preceding sentence shall be made by an independent accounting firm selected by the Company (the “Accounting Firm”), which Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Termination Date or such earlier time as is requested by the Company and, if requested by the Executive, an opinion that he has substantial authority not to report any Excise Tax on the Executive’s Federal income tax return with respect to the Excess Parachute Payments. Any such determination by the Accounting Firm will be binding upon the Company and the Executive. The fact that the Executive’s right to payments or benefits may be reduced by reason of the limitations contained in this Section 5 shall not of itself limit or otherwise affect any other rights of the Executive. In the event that any payment or benefit intended to be provided under this Agreement or otherwise is required to be reduced pursuant to this Section 5, the Company shall reduce the Executive’s payments and/or benefits, to the extent required, in the following order: (i) the lump sum payment described in paragraph (1) of Annex A; (ii) the lump sum payment described in Section 4(d) of this Agreement; (iii) the benefits described in Paragraph (4) of Annex A; (iv) the benefits described in Paragraph (2) of Annex A; and (v) the accelerated vesting of long-term and equity or equity-based awards (if any) described in Paragraph (3) of Annex A.
6.     No Mitigation Obligation. The Company hereby acknowledges that it will be difficult and may be impossible for the Executive to find reasonably comparable employment following the Termination Date. Accordingly, the payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable, and the Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise, except as expressly provided in the last sentences of Paragraph (2)(a) on both Annex A and Annex B.
7.     Legal Fees and Expenses.
(a)    It is the intent of the Company that the Executive not be required to incur legal fees and the related expenses associated with the reasonable interpretation, enforcement or defense of Executive’s rights under this Agreement by litigation or otherwise because the reasonable cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of Executive’s choice, at the reasonable expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such reasonable interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive’s entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. Without respect to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all reasonable attorneys’ and related fees and reasonable expenses incurred by the Executive in connection with any of the foregoing. Such payments shall be made no later than December 31 of the year following the year in the which the Executive incurs the expenses, provided that in no event will the amount of expenses eligible for reimbursement in one year affect the amount of expenses to be reimbursed, or in-kind benefits to be provided, in any other taxable year.

(b)    Without limiting the obligations of the Company pursuant to Section 7(a) hereof, in the event a Change in Control occurs during the Term, the performance of the Company’s obligations under this Agreement, including, without limitation, this Section 7 and Annex A, shall be secured by amounts deposited or to be deposited in trust pursuant to certain trust agreements to which the Company shall be a party providing that the benefits to be provided hereunder and the reasonable fees and expenses of counsel selected from time to time by the Executive pursuant to Section 7(a) shall be paid, or reimbursed to the Executive if paid by the Executive, either in accordance with the terms of such trust agreements, or, if not so provided, on a regular, periodic basis upon presentation by the Executive to the trustee of a statement or statements prepared by such counsel in accordance with its customary practices. Any failure by the Company to satisfy any of its obligations under this Section 7(b) shall not limit the rights of the Executive hereunder. Subject to the foregoing, the Executive shall have the status of a general unsecured creditor of the Company and shall have no right to, or security interest in, any assets of the Company or any Affiliate of the Company. Notwithstanding anything contained in this Agreement to the contrary, in no event shall any amount be transferred to a trust described in this Section 7(b) if, pursuant to Section 409A(b)(3)(A) of the Code, such amount would, for purposes of Section 83 of the Code, be treated as property transferred in connection with the performance of services.
8.     Competitive Activity; Confidentiality; Nonsolicitation.
(a)    Acknowledgements and Agreements. The Executive hereby acknowledges and agrees that in the performance of the Executive’s duties to the Company during the Term, the Executive will be brought into frequent contact with existing and potential customers of the Company throughout the world. The Executive also agrees that trade secrets and confidential information of the Company, more fully described in Section 8(j) of this Agreement, gained by the Executive during the Executive’s association with the Company, have been developed by the Company through substantial expenditures of time, effort and money and constitute valuable and unique property of the Company. The Executive further understands and agrees that the foregoing makes it necessary for the protection of the business of the Company that the Executive not compete with the Company during the Term and not compete with the Company for a reasonable period thereafter, as further provided in the following subsections.
(b)    Covenants During the Term. During the Term and prior to the Termination Date, the Executive will not compete with the Company. In accordance with this restriction, but without limiting its terms, during the term of the Executive’s employment, the Executive will not:
(i)    enter into or engage in any business which competes with the business of the Company;
(ii)    solicit customers, business, patronage or orders for, or sell, any products or services in competition with, or for any business that competes with, the business of the Company;

(iii)    divert, entice or otherwise take away any customers, business, patronage or orders of the Company or attempt to do so; or
(iv)    promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the business of the Company.
(c)    Covenants Following Termination. For a period of two (2) years following the Termination Date, if the Executive has received or is receiving benefits under this Agreement, the Executive will not:
(i)    enter into or engage in any business which competes with the Company’s business within the Restricted Territory (as defined in Section 8(g));
(ii)    solicit customers, business, patronage or orders for, or sell, any products or services in competition with, or for any business, wherever located, that competes with, the Company’s business within the Restricted Territory;
(iii)    divert, entice or otherwise take away any customers, business, patronage or orders of the Company within the Restricted Territory, or attempt to do so; or
(iv)    promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Company’s business within the Restricted Territory.
(d)    Indirect Competition. For the purposes of Sections 8(b) and 8(c), inclusive, but without limitation thereof, the Executive will be in violation thereof if the Executive engages in any or all of the activities set forth therein directly as an individual on the Executive’s own account, or indirectly as a partner, joint venturer, employee, agent, salesperson, consultant, officer and/or director of any firm, association, partnership, corporation or other entity, or as a stockholder of any corporation in which the Executive or the Executive’s spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than five percent (5%) of the outstanding stock.
(e)    The Company. For the purposes of this Section 8, the Company shall include any and all direct and indirect subsidiary, parent, affiliated, or related companies of the Company for which the Executive worked or had responsibility at the time of termination of the Executive’s employment and at any time during the two (2) year period prior to such termination.
(f)    The Company’s Business. For the purposes of Sections 8(b), 8(c), 8(k) and 8(l), inclusive, the Company’s business is defined to be the manufacture, marketing and sale of high performance engineered materials serving global telecommunications, computer, automotive electronics, industrial components and optical media markets, as further described in any and all manufacturing, marketing and sales manuals and materials of the Company as the same may be altered, amended, supplemented or otherwise changed from time to time, or of any other products or services substantially similar to or readily substitutable for any such described products and services.
(g)    Restricted Territory. For the purposes of Section 8(c), the Restricted Territory shall be defined as and limited to:
(i)    any geographic areas serviced by the Company during the two (2) year period following the Termination Date as to any business segment, product, service, or activity for which the Executive worked, to which the Executive was assigned or had any responsibility (either direct or supervisory), in which the Executive was involved in research and/or development, or about which the Executive had access to any trade secrets or confidential business and technical information of the Company, at the time of the Termination Date and at any time during the two (2) year period prior to the Termination Date; and
(ii)    all of the specific customer accounts, whether within or outside of the geographic area described in (i) above, with which the Executive had any contact or for which the Executive was assigned or had any responsibility (either direct or supervisory), in which the Executive was involved in solicitation or development, or about which the Executive had access to any trade secrets or confidential business and technical information of the Company, at the time of Termination Date and at any time during the two (2) year period prior to the Termination Date.
(h)    Extension. If it shall be judicially determined that the Executive has violated any of the Executive’s obligations under Section 8(c), then the period applicable to each obligation that the Executive shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.
(i)    Non-Solicitation. The Executive will not directly or indirectly, during the period of two (2) years following the Termination Date, solicit or induce or attempt to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of the Company and/or of its parent, or its other subsidiary, affiliated or related companies to terminate their employment, representation or other association with the Company and/or its parent or its other subsidiary, affiliated or related companies.
(j)    Further Covenants.
(i)    The Executive will keep in strict confidence, and will not, directly or indirectly, at any time during or after the Executive’s employment with the Company, disclose, furnish, disseminate, make available or, except in the course of performing the Executive’s duties of employment, use any trade secrets or confidential business and technical information of the Company or its customers or vendors, including without limitation as to when or how the Executive may have acquired such information. Such confidential information shall include, without limitation, the Company’s unique selling, manufacturing and servicing methods and business techniques, training, service and business manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, customer and prospective customer lists, other customer and prospective customer information and other business information. The Executive specifically acknowledges that all such confidential information, whether reduced to writing, maintained on any form of electronic media, or maintained in the Executive’s mind or memory and whether compiled by the Company, and/or the Executive, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Company to maintain the secrecy of such information, that such information is the sole property of the Company and that any retention and use of such information by the Executive during the Executive’s employment with the Company (except in the course of performing the Executive’s duties and obligations to the Company) or after the termination of the Executive’s employment shall constitute a misappropriation of the Company’s trade secrets.
(ii)    The U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
(iii)    The Executive agrees that upon termination of the Executive’s employment with the Company, for any reason, the Executive shall return to the Company, in good condition, all property of the Company, including without limitation, the originals and all copies of any materials which contain, reflect, summarize, describe, analyze or refer or relate to any items of information listed in Section 8(j)(i) of this Agreement. In the event that such items are not so returned, the Company will have the right to charge the Executive for all reasonable damages, costs, attorneys’ fees and other expenses incurred in searching for, taking, removing and/or recovering such property.
(iv)    Nothing in this Agreement prevents the Executive from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations (and for purpose of clarity the Executive is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
(k)    Discoveries and Inventions; Work Made for Hire.

(i)    The Executive hereby assigns and agrees to assign to the Company, its successors, assigns or nominees, all of the Executive’s rights to any discoveries, inventions and improvements, whether patentable or not, made, conceived or suggested, either solely or jointly with others, by the Executive while in the Company’s employ, whether in the course of the Executive’s employment with the use of the Company’s time, material or facilities or that is in any way within or related to the existing or contemplated scope of the Company’s business. Any discovery, invention or improvement relating to any subject matter with which the Company was concerned during the Executive’s employment and made, conceived or suggested by the Executive, either solely or jointly with others, within two (2) years following termination of the Executive’s employment under this Agreement or any successor agreements shall be irrebuttably presumed to have been so made, conceived or suggested in the course of such employment with the use of the Company’s time, materials or facilities. Upon request by the Company with respect to any such discoveries, inventions or improvements, the Executive will execute and deliver to the Company, at any time during or after the Executive’s employment, all appropriate documents for use in applying for, obtaining and maintaining such domestic and foreign patents as the Company may desire, and all proper assignments therefor, when so requested, at the expense of the Company, but without further or additional consideration.
(ii)    The Executive acknowledges that, to the extent permitted by law, all work papers, reports, documentation, drawings, photographs, negatives, tapes and masters therefor, prototypes and other materials (hereinafter, “items”), including without limitation, any and all such items generated and maintained on any form of electronic media, generated by the Executive during the Executive’s employment with the Company shall be considered a “work made for hire” and that ownership of any and all copyrights in any and all such items shall belong to the Company. The item will recognize the Company as the copyright owner, will contain all proper copyright notices , e.g., “(creation date) Materion Corporation, All Rights Reserved,” and will be in condition to be registered or otherwise placed in compliance with registration or other statutory requirements throughout the world.
(l)    Communication of Contents of Agreement. During the Executive’s employment and for two (2) years thereafter, the Executive will communicate the contents of this Section 8 of this Agreement to any person, firm, association, partnership, corporation or other entity which the Executive intends to be employed by, associated with, or represent and which is engaged in a business that is competitive to the business of the Company.
(m)    Relief. The Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of the Executive’s obligations under this Agreement would be inadequate. The Executive therefore agrees that, in addition to any other rights or remedies that the Company may have at law or in equity, temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision contained in Sections 8(b), 8(c), 8(i), 8(j), 8(k) and 8(l), inclusive, of this Agreement, without the necessity of proof of actual damage.

(n)    Reasonableness. The Executive acknowledges that the Executive’s obligations under this Section 8 are reasonable in the context of the nature of the Company’s business and the competitive injuries likely to be sustained by the Company if the Executive was to violate such obligations. The Executive further acknowledges that this Agreement is made in consideration of, and is adequately supported by the agreement of the Company to perform its obligations under this Agreement and by other consideration, which the Executive acknowledges constitutes good, valuable and sufficient consideration.
9.     Employment Rights. Nothing expressed or implied in this Agreement will create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company or any Affiliate of the Company. Any termination of employment of the Executive or the removal of the Executive from the office or position in the Company or any Affiliate of the Company that occurs following the commencement of any discussion with a third person that ultimately results in a Change in Control, shall be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this Agreement.
10.    Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling.
11.    Successors and Binding Agreement.
(a)    The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.
(b)    This Agreement will inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.
(c)    This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 11(a) and 11(b). Without limiting the generality or effect of the foregoing, the Executive’s right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Executive’s will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this

Section 11(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.
12.    Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as FedEx or UPS, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.
13.    Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement be exempt from or comply with the provisions of Section 409A of the Code. This Agreement shall be administered in a manner consistent with this intent. References to Section 409A shall include any proposed, temporary or final regulation, or any other formal guidance, promulgated with respect to such section by the U.S. Department of Treasury or the Internal Revenue Service.
14.    Governing Law; Choice of Forum. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State. Further, any litigation arising out of this Agreement shall be venued in a court of competent jurisdiction located in Cuyahoga County, Ohio. In executing this Agreement, the Executive acknowledges that the Executive has purposefully availed himself or herself of the benefits and privileges of the jurisdictions of such courts, that the Executive waives any objections of the basis of forum, venue, and/or jurisdiction, and that the Executive willfully and knowingly submits himself or herself to the jurisdiction of such courts. The Executive further agrees that any litigation concerning, in whole or in part, Section 8 of this Agreement shall be filed either in the United States District Court for the Northern District of Ohio located in Cleveland, Ohio or in the Cuyahoga County Court of Common Pleas, Commercial Docket located in Cleveland, Ohio.
15.    Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.
16.    Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. References to Sections are to Sections of this Agreement.
17.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.
IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.
MATERION CORPORATION

By: /s/ Jugal Vijayvargiya
Jugal Vijayvargiya
Chief Executive Officer

/s/ Shelly Chadwick
Shelly Chadwick

Annex A
CHANGE IN CONTROL SEVERANCE COMPENSATION
(1)    A lump sum payment in an amount equal to two times the sum of (A) Base Pay (at the highest rate in effect for any period prior to the Termination Date), plus (B) Incentive Pay (in an amount equal to not less than the higher of (1) the average aggregate Incentive Pay earned in the three fiscal years immediately preceding the year in which the Termination Date occurred or (2) the plan target opportunity amount for the year in which the Termination Date occurred).
(2)    (a)    For a period of 24 months following the Termination Date (the “Change in Control Continuation Period”), the Company will arrange to provide the Executive with Employee Benefits that are welfare benefits including, without limitation, medical and life insurance (but not perquisites, stock option, performance share, performance unit, stock purchase, stock appreciation or similar compensatory benefits or benefits covered by Paragraph (3) below) substantially similar (except with respect to the cost of health care benefits) to those that the Executive was receiving or entitled to receive immediately prior to the Termination Date (or, if greater, immediately prior to the reduction, termination, or denial described in Section 2(b)(ii)). If and to the extent that any benefit described in this Paragraph (2) is not or cannot be paid or provided under any policy, plan, program or arrangement of the Company or any Affiliate of the Company, as the case may be, then the Company will itself pay or provide for the payment to the Executive, his dependents and beneficiaries, of such Employee Benefits along with, in the case of any benefit described in this Paragraph (2) which is subject to tax because it is not or cannot be paid or provided under any such policy, plan, program or arrangement of the Company or any Affiliate of the Company, an additional amount such that after payment by the Executive, or his dependents or beneficiaries, as the case may be, of all taxes so imposed, the recipient retains an amount equal to such taxes. Without otherwise limiting the purposes or effect of Section 6, Employee Benefits otherwise receivable by the Executive pursuant to this Paragraph (2) will be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during the Change in Control Continuation Period following the Executive’s Termination Date, and any such benefits actually received by the Executive shall be reported by the Executive to the Company.
(b)    The Executive will pay the full cost for health care continuation coverage (including medical, dental and vision coverage) described in Paragraph (2)(a) on an after-tax basis. On the Payment Date and on January 2 of the following year, the Company will make a payment (the “Health Plans Premium Reimbursement”) to the Executive equal to the difference between (i) the amount the Executive will be required to pay during the calendar year of payment for such health care continuation coverage, and (ii) the amount the Executive would have been required to pay if the Executive were only required to pay the amount a similarly situation active employee would pay for such coverage, provided that the Company will not provide any payment pursuant to this Paragraph (2)(b) after the date on which the Executive becomes employed (other than on a part-time or temporary basis) by any other person or entity that makes health care coverage available to the Executive and his eligible dependents. The
    A-1

Company shall reimburse the amount of any federal, state and local taxes imposed on the Executive as a result of the Health Plans Premium Reimbursement or the receipt of benefits under the health care continuation coverage, such reimbursement to be made subject to Section 4(e) and no later than December 31 of the year following the year in which the Executive remits the applicable taxes.
(c)    Notwithstanding the foregoing, or any other provision of the Agreement, for purposes of determining the period of continuation coverage to which the Executive or any of his dependents is entitled pursuant to Section 4980B of the Code (or any successor provision thereto) under the Company’s medical, dental and other group health plans, or successor plans, the Executive’s “qualifying event” shall be the termination of the Change in Control Continuation Period. Further, for purposes of the immediately preceding sentence and for any other purpose including, without limitation, the calculation of service or age to determine Executive’s eligibility for benefits under any retiree medical benefits or life insurance plan or policy, the Executive shall be considered to have remained actively employed on a full-time basis through the termination of the Change in Control Continuation Period.
(3)    Upon the occurrence of a Change in Control, the provisions of the applicable long-term and equity (or equity-based) award agreements and plans, or any other documents or arrangements applicable at such time that provide for the treatment of such long-term and equity (or equity-based) awards in connection with or after a change in control, will govern the treatment of all long-term and equity (or equity-based) awards held by the Executive.
(4)    Reasonable fees for outplacement services, by a firm selected by the Executive, at the expense of the Company in an amount not in excess of $20,000; provided that Executive incurs such outplacement services no later than December 31 of the second year following the year in which Executive’s Termination Date occurs, and provided further that the payment of fees for outplacement services will not be made any later than the last day of the third year following the year in which Executive’s Date of Termination occurs.

    A-2

Annex B
INVOLUNTARY TERMINATION SEVERANCE COMPENSATION
(1)    A lump sum payment in an amount equal to 1 times the sum of (A) Base Pay (at the highest rate in effect for any period prior to the Termination Date), plus (B) Incentive Pay (in an amount equal to (1) if the Termination Date occurs prior to the end of the third fiscal year following the date hereof, the plan target opportunity amount for the year in which the Termination Date occurred or (2) if the Termination Date occurs on or after the end of the third fiscal year following the date hereof, the average aggregate Incentive Pay earned in the three fiscal years immediately preceding the year in which the Termination Date occurred).
(2)    (a) For a period of 12 months following the Termination Date (the “Continuation Period”), the Company will arrange to provide the Executive with Employee Benefits that are welfare benefits including, without limitation, medical and life insurance (but not perquisites, stock option, performance share, performance unit, stock purchase, stock appreciation or similar compensatory benefits or benefits) substantially similar (except with respect to the cost of health care benefits) to those that the Executive was receiving or entitled to receive immediately prior to the Termination Date (or, if greater, immediately prior to the reduction, termination, or denial described in Section 2(b)(ii)). If and to the extent that any benefit described in this Paragraph (2) is not or cannot be paid or provided under any policy, plan, program or arrangement of the Company or any Affiliate of the Company, as the case may be, then the Company will itself pay or provide for the payment to the Executive, his dependents and beneficiaries, of such Employee Benefits along with, in the case of any benefit described in this Paragraph (2) which is subject to tax because it is not or cannot be paid or provided under any such policy, plan, program or arrangement of the Company or any Affiliate of the Company, an additional amount such that after payment by the Executive, or his dependents or beneficiaries, as the case may be, of all taxes so imposed, the recipient retains an amount equal to such taxes. Without otherwise limiting the purposes or effect of Section 6, Employee Benefits otherwise receivable by the Executive pursuant to this Paragraph (2) will be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during the Continuation Period following the Executive’s Termination Date, and any such benefits actually received by the Executive shall be reported by the Executive to the Company.
(b)    The Executive will pay the full cost for health care continuation coverage (including medical, dental and vision coverage) described in Paragraph (2)(a) on an after-tax basis. On the Payment Date and on January 2 of the following year, the Company will make a payment (the “Health Plans Premium Reimbursement”) to the Executive equal to the difference between (i) the amount the Executive will be required to pay during the calendar year of payment for such health care continuation coverage, and (ii) the amount the Executive would have been required to pay if the Executive were only required to pay the amount a similarly situation active employee would pay for such coverage, provided that the Company will not provide any payment pursuant to this Paragraph (2)(b) after the date on which the Executive becomes employed (other than on a part-time or temporary basis) by any other person or entity that makes health care coverage available to the Executive and his eligible dependents. The

Company shall reimburse the amount of any federal, state and local taxes imposed on the Executive as a result of the Health Plans Premium Reimbursement or the receipt of benefits under the health care continuation coverage, such reimbursement to be made subject to Section 4(e) and no later than December 31 of the year following the year in which the Executive remits the applicable taxes.
(c)    Notwithstanding the foregoing, or any other provision of the Agreement, for purposes of determining the period of continuation coverage to which the Executive or any of his dependents is entitled pursuant to Section 4980B of the Code (or any successor provision thereto) under the Company’s medical, dental and other group health plans, or successor plans, the Executive’s “qualifying event” shall be the termination of the Continuation Period. Further, for purposes of the immediately preceding sentence and for any other purpose including, without limitation, the calculation of service or age to determine Executive’s eligibility for benefits under any retiree medical benefits or life insurance plan or policy, the Executive shall be considered to have remained actively employed on a full-time basis through the termination of the Continuation Period.
(3)    Vesting acceleration of all time-based equity (or equity-based) awards then-held by the Executive, to the extent they remain unvested, prorated based on the number of days that the Executive was employed during the period from the applicable date of grant (or last vesting date, as applicable) until the Executive’s Date of Termination, and settlement of such vested awards on the date(s) on which payment would otherwise have been made pursuant to the applicable award agreement if the Executive had continued employment through such date(s).
(4)    Vesting of all performance-based equity (or equity-based) awards then-held by the Executive based on actual achievement of the applicable performance conditions if the Executive had remained employed until the last day of the applicable performance period (as determined by the Board or a committee thereof after completion of the performance period), prorated based on the number of days that the Executive was employed during such performance period.
(5)    Reasonable fees for outplacement services, by a firm selected by the Executive, at the expense of the Company in an amount not in excess of $20,000; provided that Executive incurs such outplacement services no later than December 31 of the second year following the year in which Executive’s Termination Date occurs, and provided further that the payment of fees for outplacement services will not be made any later than the last day of the third year following the year in which Executive’s Date of Termination occurs.